CounterPath Reports Second Quarter Fiscal 2018 Financial Results

Company Records Double Digit Year-Over-Year and Sequential Revenue Growth and Positive Net Income

VANCOUVER, British Columbia, Dec. 13, 2017 (GLOBE NEWSWIRE) -- (“CounterPath” or the “Company”) (NASDAQ:CPAH) (TSX:PATH), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for the second quarter ended October 31, 2017 of fiscal year 2018.

Second Quarter Financial Highlights (unaudited)

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Revenue of $3.4 million, an increase of 24% over the $2.8 million recorded in the second quarter of fiscal 2017 and an increase of 10% over the $3.1 million recorded for the first quarter of fiscal 2018.

•	Gross margin of 89% compared to 83% for the second quarter of fiscal 2017.

•	Non-GAAP income from operations of $0.1 million compared to non-GAAP loss from operations of $0.5 million for the second quarter of fiscal 2017.

•	Non-GAAP net income of $0.1 million, or $0.01 per share, compared to non-GAAP net loss of $0.5 million, or $0.11 per share, for the second quarter of fiscal 2017.

•	Net income of $0.2 million, or $0.03 per share, compared to net loss of $0.6 million, or $0.12 per share, for the second quarter of fiscal 2017.

•	Cash of $1.7 million as of October 31, 2017 compared to cash of $2.1 million as of April 30, 2017.

Management Commentary

“We continue to execute against our strategy and gain operating leverage from our software platform, evidenced by delivering revenue growth over last year and positive earnings this quarter,” said Donovan Jones, President and Chief Executive Officer. “We had a solid quarter in both EMEA and the Americas. We entered into a contract with an international, tier-one service provider with tens of millions of users and completed customization services to enable the service provider to deploy our software in the coming quarters. We continue to see increased deployment of our SDK/API in the contact center vertical – we now have six of the top ten contact center solution providers1 deploying our software. The effort we have made through digital marketing is increasing our funnel, driving business development opportunities and software sales. Our cloud-based subscription platforms are growing with small businesses, and with the launch of our collaboration product in the coming quarters, this customer growth will continue to accelerate,” continued Jones.

_________________________
1 Gartner.

Recent Business Highlights

•	Won a Request For Proposal (RFP) and entered into a contract with one of the world’s largest communication service providers with tens of millions of users.

•	Signed a distribution agreement with India-based TaraSpan, a leading Unified Communication solutions provider, to sell CounterPath’s Bria Stretto subscription services throughout India.

•	Announced that Estech Systems, Inc. (ESI) has selected the CounterPath Bria and Stretto solution for their premise based IP 900 PBX deployments.

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Awarded patent No. US 9,774,695 by the U.S. Patent and Trademark Office. Titled “Enhanced Presence Detection For Routing Decisions.” This patent optimizes the routing of calls, messages and other communication based upon a user’s real-time presence information from both broadband and mobile network.

•

Announced that a multi-billion dollar international health care information technology company has entered into a contract to integrate the CounterPath SDK for high quality voice into their mobile application that has been deployed into thousands of hospitals and critical care facilities.

Financial Overview

(All amounts are in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited.)

Revenue was $3.4 million for the quarter ended October 31, 2017 compared to $2.8 million for the same quarter last fiscal year. Software revenue was $1.8 million compared to $1.2 million for the same quarter last fiscal year. Subscription, support and maintenance revenue was $1.0 million compared to $1.0 million for the same quarter last fiscal year. Professional services and other revenue was $0.6 million compared to $0.6 million for the same quarter last fiscal year.

Operating expenses for the quarter ended October 31, 2017 were $3.5 million compared to $3.5 million for the same quarter last fiscal year. Operating expenses for the quarter ended October 31, 2017 included a non-cash stock-based compensation expense of $0.1 million (2016 - $0.2 million). Sales and marketing expenses were $1.0 million for the quarter ended October 31, 2017 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended October 31, 2017, research and development expenses were $1.3 million and general and administrative expenses were $0.7 million compared to $1.2 million and $0.9 million, respectively, for same quarter last fiscal year.

Foreign exchange gain for the quarter ended October 31, 2017 was $0.2 million compared to foreign exchange gain of $0.2 million for the same quarter last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net income for the quarter ended October 31, 2017 was $0.2 million, or $0.03 per share, compared to a net loss of $0.6 million, or $0.12 per share, for the same quarter last fiscal year. As of October 31, 2017, the Company had $1.7 million in cash, compared to $2.1 million at April 30, 2017.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future including: (1) the plans of the Company’s customer, an international tier one service provider, to deploy the Company’s software in the coming quarters; and (2) the Company’s expectation that it will launch of a collaboration product in the coming quarters and that customer growth will continue to accelerate. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect the Company’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time to time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time to time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

(TABLES TO FOLLOW)

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)
(Unaudited)

	October 31,	April 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$1,682,132	$2,071,019
Accounts receivable (net of allowance for doubtful accounts of $179,926 and $80,232, respectively)	3,818,622	2,133,469
Prepaid expenses and deposits	170,640	170,853
Total current assets	5,671,394	4,375,341

Deposits	98,481	91,400
Equipment	129,200	125,813
Goodwill	6,831,467	6,440,955
Other assets	208,444	199,637
Total Assets	$12,938,986	$11,233,146

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,912,904	$1,825,528
Accrued warranty	60,660	54,365
Customer deposits	4,680	6,211
Unearned revenue	2,372,559	2,134,948
Total current liabilities	4,350,803	4,021,052

Deferred lease inducements	19,366	23,022
Unrecognized tax liability	9,763	9,763
Total liabilities	4,379,932	4,053,837

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: October 31, 2017 – nil; April 30, 2017 – nil	–	–
Common stock, $0.001 par value
Authorized: 10,000,000
Issued and outstanding:
October 31, 2017 – 5,499,150; April 30, 2017 – 5,005,245	5,499	5,005
Treasury stock	(2)	(60)
Additional paid-in capital	73,282,856	71,680,575
Accumulated deficit	(61,474,714)	(60,481,015)
Accumulated other comprehensive loss – currency translation adjustment	(3,254,585)	(4,025,196)
Total stockholders’ equity	8,559,054	7,179,309
Liabilities and Stockholders’ Equity	$12,938,986	$11,233,146

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Revenue:
Software	$1,816,867	$1,242,860	$3,515,760	$2,898,863
Subscription, support and maintenance	981,619	957,891	1,948,681	1,913,187
Professional services and other	612,079	550,362	1,058,930	965,057
Total revenue	3,410,565	2,751,113	6,523,371	5,777,107
Operating expenses:
Cost of sales (includes depreciation of $3,168 (2016 – $5,419))	380,822	476,547	769,065	973,663
Sales and marketing	1,031,227	988,540	2,035,511	1,950,409
Research and development	1,329,437	1,150,515	2,690,910	2,309,176
General and administrative	714,598	871,608	1,607,185	1,853,079
Total operating expenses	3,456,084	3,487,210	7,102,671	7,086,327
Loss from operations	(45,519)	(736,097)	(579,300)	(1,309,220)
Interest and other income (expense), net:
Interest and other income	–	173	–	186
Interest expense	(162)	–	(215)	–
Foreign exchange gain/(loss)	204,515	171,904	(414,184)	381,103
Net income (loss) for the period	$158,834	$(564,020)	$(993,699)	$(927,931)

Net income (loss) per share:
Basic	$0.03	$(0.12)	$(0.19)	$(0.20)
Diluted	$0.03	$(0.12)	$(0.19)	$(0.20)

Weighted average common shares outstanding:
Basic	5,487,765	4,554,226	5,262,359	4,552,371
Diluted	5,892,580	4,554,226	5,262,359	4,552,371

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and foreign exchange gain (loss) relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP

(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(45,519)	$(736,097)	$(579,300)	$(1,309,220)
Plus:
Stock-based compensation	110,627	236,967	406,959	551,190
Non-GAAP income (loss) from operations	$65,108	$(499,130)	$(172,341)	$(758,030)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016

Non-GAAP net income (loss):
GAAP net income (loss)	$158,834	$(564,020)	$(993,699)	$(927,931)
Plus:
Stock-based compensation	110,627	236,967	406,959	551,190
Foreign exchange gain (loss)	(204,515)	(171,904)	414,184	(381,103)
Non-GAAP net income (loss)	$64,946	$(498,957)	$(172,556)	$(757,844)

GAAP net income (loss) per share:
Basic and diluted	$0.03	$(0.12)	$(0.19)	$(0.20)

Non-GAAP net income (loss) per share:
Basic and diluted	$0.01	$(0.11)	$(0.03)	$(0.17)